Exhibit 5.1

July 12, 2024	+1 202 663 6000 (t) +1 202 663 6363 (f)

S&P Global Inc.

55 Water Street

New York, NY 10041

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (such Registration Statement, as amended or supplemented, the “Registration Statement”), including the related prospectus (the “Prospectus”), to be filed by S&P Global Inc., a New York corporation (the “Company”), and Standard & Poor’s Financial Services LLC, a Delaware limited liability company (the “Guarantor”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Company’s issuance and exchange (the “Exchange Offer”) of up to $750,000,000 aggregate principal amount of its 5.250% Senior Notes due 2033 (the “New Notes”) for a like principal amount of the Company’s outstanding 5.250% Senior Notes due 2033 (the “Old Notes”) in accordance with the terms of a Registration Rights Agreement, dated as of September 12, 2023 (the “Registration Rights Agreement”), by and among the Company, the Guarantor and the initial purchasers in the private offering for the Old Notes, which is filed as Exhibit 4.4 to the Registration Statement. The Old Notes are, and the New Notes will be, fully and unconditionally guaranteed as to payment of principal and interest on an unsecured and unsubordinated basis by the Guarantor (the “Exchange Guarantee” and, together with the New Notes, the “Securities”).

The Old Notes were issued, and the New Notes are to be issued, pursuant to the Ninth Supplemental Indenture, dated as of September 12, 2023, (the “Supplemental Indenture”) among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), which is filed as Exhibit 4.2 to the Registration Statement, to the Indenture, dated as of May 26, 2015, as amended and supplemented as of the date hereof (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee, which is filed as Exhibit 4.1 to the Registration Statement. We are acting as counsel for the Company and the Guarantor in connection with the filing of the Registration Statement.

We have examined and relied upon (i) signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto; (ii) the Prospectus; (iii) the Indenture, including the terms of the Exchange Guarantee set forth therein; (iv) the Registration Rights

Wilmer Cutler Pickering Hale and Dorr LLP, 2100 Pennsylvania Avenue NW, Washington DC 20037

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July 12, 2024

Agreement; (v) the Old Notes; and (vi) the form of the New Notes. We have also examined and relied upon the Certificate of Incorporation of the Company, the Bylaws of the Company, the Certificate of Formation of the Guarantor and the Limited Liability Company Agreement of the Guarantor, all as amended or restated to date, and the minutes of meetings of the Boards of Directors or equivalent governing body of the Company and the Guarantor as provided to us by the Company and the Guarantor.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company and the Guarantor provided to us by the Company and the Guarantor.

We have relied as to certain matters on information obtained from public officials and officers of the Company and the Guarantor, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are issued as contemplated by the Registration Statement; (ii) all Securities will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; and (iii) at the time of the issuance of the Securities, the Company and the Guarantor will be validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of the State of New York or the State of Delaware, as applicable.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any instrument or agreement with respect to any of the Securities other than the Company and the Guarantor. We have assumed that such instruments and agreements are, or will be, the valid and binding obligations of each party thereto other than the Company and the Guarantor, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinion below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or the Guarantor of the Indenture or the Securities, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and it will be in full force and effect. We have also assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture; (ii) the Indenture has been duly authorized, executed and delivered by the Trustee; (iii) the Indenture is a valid and binding obligation of the Trustee; and (iv) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have also assumed the due authentication of the New Notes by the Trustee, that there will not have occurred, prior to the

July 12, 2024

date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance of the Securities, the Board of Directors of each of the Company and the Guarantor (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or the Guarantor or any committee of such Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; (iii) general equitable principles; and (iv) acceleration of the New Notes which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the instruments or agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the Delaware Limited Liability Company Act. We express no opinion herein with respect to compliance by the Company or the Guarantor with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any instrument or agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company or the Guarantor; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of any instrument or agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) that provides that the terms of any instrument or agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses; (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies or (x) relating to choice of law or consent to jurisdiction.

July 12, 2024

Based upon and subject to the foregoing, we are of the opinion that when (a) the Registration Statement has become effective, (b) the Indenture has been duly qualified under the Trust Indenture Act and (c) the New Notes have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, (i) the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ii) the Exchange Guarantee will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WILMER CUTLER PICKERING HALE AND DORR LLP

WILMER CUTLER PICKERING HALE AND DORR LLP